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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated December 2, 1999, included in Wavetek Wandel Goltermann, Inc.'s annual report on Form 10-K for the fiscal year ended September 30, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen

Raleigh, North Carolina
July 13, 2000